Exhibit 99.2

West Enclave Merger Corp. Announces Closing of

$100 Million Initial Public Offering

Ciudad de Mexico, Mexico – (May 1, 2026) – West Enclave Merger Corp. (the “Company”) announced today the closing of its initial public offering of 10,000,000 units. The offering was priced at $10.00 per unit, generating total gross proceeds of $100,000,000. Of the proceeds received from the initial public offering and a simultaneous private placement of units, $101,000,000 was placed in trust.

The Company is a special purpose acquisition company formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization, or similar business combination with one or more businesses. The Company may pursue a target in any geography or industry and intends to focus on identifying a high-quality business that operates in Latin America or a U.S. based business whose revenues, operations or strategic growth are positioned to benefit from the economic interconnection between the United States and Latin America, particularly Mexico.

The units are listed and trading on The New York Stock Exchange (“NYSE”) under the symbol “WENC U”. Each unit consists of one ordinary share and one right entitling the holder thereof to receive one-tenth of one ordinary share upon the completion of an initial business combination. Once the securities comprising the units begin separate trading, the ordinary shares and rights are expected to be listed on NYSE under the symbols “WENC” and “WENC RT”, respectively.

EarlyBirdCapital, Inc. served as the sole book-running manager of the offering. The underwriters have been granted a 45-day option to purchase up to an additional 1,500,000 units at the initial public offering price to cover over-allotments, if any.

A registration statement relating to these securities became effective on April 29, 2026. The offering was made only by means of a prospectus, copies of which may be obtained by contacting EarlyBirdCapital, Inc. at 366 Madison Avenue, 8th Floor, New York, New York 10017, Attention: Syndicate Department, by telephone at 212-661-0200.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About West Enclave Merger Corp.

West Enclave Merger Corp. is a blank check company organized for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, or reorganization or engaging in any other similar business combination with one or more businesses or entities. The Company is led by Emilio Mahuad Quijano, Co-Chairman and Co-Chief Executive Officer, and Adrian Otero Rosiles, Co-Chairman and Co-Chief Executive Officer. The Company may pursue a target in any geography or industry and intends to focus on identifying a high-quality business that operates in Latin America or a U.S. based business whose revenues, operations or strategic growth are positioned to benefit from the economic interconnection between the United States and Latin America, particularly Mexico.

Forward-Looking Statements

This press release includes forward-looking statements that involve risks and uncertainties. Forward-looking statements are statements that are not historical facts. Such forward-looking statements, including with respect to the anticipated use of the proceeds from the initial public offering, are subject to risks and uncertainties, which could cause actual results to differ from the forward-looking statements, including those set forth in the risk factors section of the registration statement and prospectus for the Company’s initial public offering. Copies of these documents can be accessed through the SEC’s website at www.sec.gov. No assurance can be given that the offering discussed above will be completed on the terms described, or at all, or that the net proceeds of the offering will be used as indicated. The Company expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with respect thereto or any change in events, conditions or circumstances on which any statement is based, except as required by law.

Media Contact:

West Enclave Merger Corp.

Emilio Mahuad Quijano emilio.mahuad@wenclave.com

Adrian Otero Rosiles

adrian.otero@wenclave.com